                                                            EXHIBIT 99.(b)(5)(a)

                              COUNTRY INVESTORS LIFE ASSURANCE COMPANY
                              1701 N Towanda Avenue, PO Box 2000
                              Bloomington, IL 61702-2000
                              Phone (309) 821-3000

                         FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

     CONTRACT NUMBER

           ANNUITANT

       CONTRACT DATE

                         This contract is issued in consideration of the application and payment of the Initial Premium. Additional premiums may be paid as provided in the Premium Section.

                         The Retirement Life Income is payable monthly unless less frequent payments are elected by the Owner. A Death Benefit is payable as defined in Section III.

                         These payments and any other contractual benefits are subject to the terms of this contract which are contained on this and the following pages.

                         For service or information on this contract, contact Our agent, agency office or Our Variable Product Service Center, [PO Box 9239, Des Moines, Iowa 50306-9239, phone 888-349-4658, fax 515-226-6870].

                         NOTICE OF RIGHT TO EXAMINE CONTRACT
                         YOU MAY, WITHIN 30 DAYS AFTER RECEIPT OF THIS CONTRACT, RETURN IT TO OUR VARIABLE PRODUCT SERVICE CENTER OR TO THE AGENT WHO SOLD THIS CONTRACT. WITHIN 7 DAYS OF OUR RECEIPT OF THE CONTRACT TOGETHER WITH YOUR WRITTEN REQUEST FOR CANCELLATION, THE CONTRACT SHALL BE VOID FROM THE EFFECTIVE DATE WITH YOU AND THE COMPANY BEING IN THE SAME POSITION AS IF NO CONTRACT HAD BEEN EXECUTED, AND WE WILL REFUND AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID OR THE SUM OF:

                            1. THE ACCUMULATED VALUE OF THE CONTRACT ON THE DATE THE CONTRACT IS RECEIVED AT OUR VARIABLE PRODUCT SERVICE CENTER;
                            2.  ANY ADMINISTRATIVE CHARGES WHICH WERE DEDUCTED;
                                AND
                            3. AMOUNTS APPROXIMATING DAILY CHARGES AGAINST THE VARIABLE ACCOUNT.

                         Signed for COUNTRY Investors Life Assurance Company at its Home Office in Bloomington, Illinois.

                              /s/ Paul M. Harmon        /s/ Ronald R. Warfield
                              Secretary                 President

                         Retirement Life Income at Annuitization.
                         Premiums payable to Annuitization.
                         Contract is non-participating.
                         THE ACCUMULATED VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN SECTION V.

CI-VFPDA-04

                                CONTRACT CONTENTS

                                                                                    PAGE NO.
     Introduction to Contract                                                        Cover
     Contract Specifications                                                           1
     SECTION I - DEFINITIONS
        Age                                                                            2
        Annuitization                                                                  2
        Business Day                                                                   2
        Contract Anniversary                                                           2
        Contract Date                                                                  2
        Contract Year                                                                  2
        Declared Interest Option                                                       2
        Due Proof of Death                                                             2
        Fund                                                                           2
        General Account                                                                2
        Retirement Life Income                                                         2
        SEC                                                                            2
        Subaccount                                                                     2
        Valuation Period                                                               2
        Variable Account                                                               2
        Variable Accumulated Value                                                     2
        We, Us, Our, and Company                                                       2
        You and Your                                                                   2
     SECTION II - GENERAL PROVISIONS
        This is a Contract                                                             3
        Change or Waiver of Terms                                                      3
        Misstatement of Age or Sex                                                     3
        Premium                                                                        3
        Accumulated Value                                                              3
        Allocation of Premium                                                          3
        Termination                                                                    4
        Assignment and Transfer                                                        4
        Owner, Annuitant, and Beneficiary                                              4
        Annual Report                                                                  5
        Basis of Computation of Contract Payments                                      5
     SECTION III - PROCEEDS PAYABLE AT DEATH
        Death Benefit Prior to Annuitization                                           5
        Death of the Annuitant Prior to Annuitization                                  5
        Death of Owner Prior to Annuitization                                          6
        Deceased Owner is also the Annuitant                                           6
        Owner is not an Individual                                                     6
        Death on or after Annuitization                                                6
     SECTION IV - NON-PARTICIPATION
     SECTION V - VARIABLE ACCOUNT
        Variable Account                                                               6
        Subaccounts                                                                    7
        Unit Value                                                                     7
        Variable Accumulated Value                                                     8
        Declared Interest Option Accumulated Value                                     8
        Subaccount Units                                                               8
        Fund Investment Options                                                        9
        Transfers                                                                      9
        Excessive Trading Limits                                                      10
     SECTION VI - SURRENDER PROVISIONS
        Cash Surrender of Accumulated Value                                           10
        Cash Surrender Value                                                          10
        Partial Withdrawal of Accumulated Value                                       11
        Waiver of Surrender Charge for Confinement                                    11
        Delay of Payment                                                              12
        Tax Charges                                                                   12
     SECTION VII - SETTLEMENT OPTIONS
     SECTION VIII - FIXED SETTLEMENT OPTIONS
        Option 1 - Interest Payment Option                                            13
        Option 2 - Fixed Time Payment Option                                          14
        Option 3 - Lifetime Payment Option                                            14
        Option 4 - Fixed Amount Payment Option                                        16
        Option 5 - Joint Lifetime Payment Option                                      16
     SECTION IX - VARIABLE SETTLEMENT OPTIONS
        Option A - Payment of Life Income                                             17
        Option B - Payment of Joint and Survivor Life Income                          17
        Assumed Interest Rate and Factor                                              18
        Annuity Unit                                                                  18
        Fixed Interest Option                                                         18
        Allocation                                                                    18
        Exchanges of Annuity Units                                                    18
        Commuted Value                                                                18
        Amount of Variable Payments                                                   19
        Annuity Unit Value                                                            19
        Net Investment Factor                                                         19
     SECTION X - SPENDTRHIFT

A copy of the Application for this contract and any Riders and Endorsements follow page 20.

                             CONTRACT SPECIFICATIONS

Contract Number                             [12345]

Annuitant                                   [JOHN DOE]

Contract Date                               [05-01-2002]

Initial Premium                             [$70,000.00]

Owner(s)                                    [JOHN DOE]

Beneficiary                                 As stated in the application unless
                                            changed by endorsement.
On Declared Interest Option:
     Guaranteed Minimum Rate                [3.0%]

Death Benefit                               As stated in Section III

[Incremental Death Benefit Factor           40%]

Table of Surrender Charges:

[CONTRACT YEAR             SURRENDER CHARGE PERCENTAGE (AS A PERCENT OF
 OF WITHDRAWAL             ACCOUNT VALUE WITHDRAWN)
--------------             --------------------------------------------

              1                  7%
              2                  7%
              3                  7%
              4                  6%
              5                  5%
              6                  4%
              7                  2%
     Thereafter                  0%]

Form number CI-VFPDA-04

                             CONTRACT SPECIFICATIONS

                               SCHEDULE OF CHARGES

Annual Administrative Charge:               [$45.00 per year]

Transfer Charge:                            [$10.00 per transfer. This charge is
                                            guaranteed to never exceed $25.00.]

Mortality and Expense Risk Charge:          [0.0032682% of the Variable Account
                                            Value per day (equivalent to 1.20%
                                            per year).]

[Guaranteed Minimum Death Benefit Charge    0.20% of Account Value]

[Incremental Death Benefit Rider Charge     0.20% of Account Value]

Surrender Charge Period                     [7 Contract Years]


                         SCHEDULE OF INVESTMENT OPTIONS

General Account:      The general assets of Country Investors Life Assurance
                      Company

Separate Account:     [COUNTRY Investors Variable Annuity Account]

[Subaccounts:         Subaccounts at issue are listed in the application]

                                SCHEDULE OF FORMS

Form No.                     Description
---------------              ---------------------------------------------------
[CI-VFPDA-04                 Flexible Premium Deferred Variable Annuity]
[CI-GMDB-04                  Guaranteed Minimum Death Benefit Endorsement]
[CI-IDB-04                   Incremental Death Benefit Rider]


                             Form Number CI-VPDA-04
                              Policy Number [12345]
                                       1A

                                    SECTION I
                                   DEFINITIONS

                 AGE Age, as used in this contract to determine rates and benefits, means Age on the Annuitant's last birthday.

       ANNUITIZATION     The date You elect to receive Retirement Life Income.

        BUSINESS DAY     Each day that the New York Stock Exchange is open for
                         trading. Assets are valued at the close of Business
                         Day.

            CONTRACT     The same date in each year as the Contract Date.
         ANNIVERSARY

       CONTRACT DATE     The date We issue the contract.

       CONTRACT YEAR     The 12-month period that begins on the Contract Date or
                         on a Contract Anniversary.

   DECLARED INTEREST     An option in which the Accumulated Value accrues
              OPTION     interest at a rate declared by the Company. The
                         declared rate will never be less than the guaranteed minimum rate. The Declared Interest Option is supported by the General Account.

  DUE PROOF OF DEATH     Proof of death satisfactory to us. Such proof may
                         consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death, or any other proof satisfactory to us.

                FUND An investment company registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company or unit investment trust in which the Account invests.

     GENERAL ACCOUNT     All our assets other than those allocated to the
                         Variable Account or any other Separate Account. We have complete ownership and control of the assets of the General Account.

   INVESTMENT OPTION     A Fund or a separate investment portfolio of a Fund in
                         which a Subaccount invests.

     RETIREMENT LIFE     Periodic annuity income benefits paid to You or someone
              INCOME     You elect to receive payments under the terms of this
                         contract.

                 SEC     The U.S. Securities and Exchange Commission.

          SUBACCOUNT     A subdivision of the Variable Account, which invests
                         its assets exclusively in a corresponding Investment
                         Option.

    VALUATION PERIOD     The period between the close of business on a Business
                         Day and the close of business on the next Business Day.

    VARIABLE ACCOUNT     The Separate Account shown on the Contract
                         Specification pages. It is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust.

VARIABLE ACCUMULATED     The sum of the contract's Accumulated Value in each
               VALUE     Subaccount.

    WE, US, OUR, AND     COUNTRY Investors Life Assurance Company.
             COMPANY

         YOU OR YOUR     The Owner of this contract.

                                   SECTION II
                               GENERAL PROVISIONS

  THIS IS A CONTRACT     This is a legal contract between the Owner and the
                         Company. The entire contract includes the application and any attached riders and endorsements.

 CHANGE OR WAIVER OF     No change or waiver of any terms will be valid unless
               TERMS     it is in writing and signed by Our President, Vice
                         President, Secretary, Assistant Secretary, or Actuary.

     MISSTATEMENT OF     Two questions in the application concern the
          AGE OR SEX     Annuitant's Age and sex. If either or both of the
                         answers to these questions are not correct, all benefits and amounts payable under this contract would be the benefits and amounts payable had the correct Age and sex been stated. Any overpayment We make because of misstatement of Age or sex, together with interest thereon at not less than the Guaranteed Minimum Rate shown on the Contract Specifications page, compounded annually, will be deducted from the current or next succeeding payment or payments under this contract. Any underpayments made will be added to the next payment with interest at not less than the Guaranteed Minimum
                         Rate shown on the Contract Specifications page.

                         In the case of lump sum settlement, We will adjust the lump sum to reflect the correct Age or sex at a rate not less than the Guaranteed Minimum Rate shown on the Contract Specifications page compounded annually.

                         We reserve the right to require proof of Age and sex of the Annuitant before making or continuing annuity payments under this contract.

             PREMIUM Premiums may be paid during the lifetime of the Annuitant, and prior to Annuitization. Each premium after the first is payable at Our Variable Product Service Center. Additional premium payments may be made at any time during the continuance of this contract. We reserve the right to limit the number/amount of additional premium payments. They may be discontinued at any time.

   ACCUMULATED VALUE     The Accumulated Value of this contract will be the sum
                         of:

                         1.  the Variable Accumulated Value; plus
                         2.  the Declared Interest Option Accumulated Value.

       ALLOCATION OF     The Owner will determine the percentage of premium that
             PREMIUM     will be allocated to each Subaccount of the Variable
                         Account and to the Declared Interest Option. The Owner may choose to allocate all the premium, a percentage or nothing to a particular Subaccount or to the Declared
                         Interest Option. Any allocation must be for at least
                         10% of the individual premium payment. A fractional percent may not be chosen. Total allocations must equal
                         100% of the premium payment.

                         On the Contract Date, premiums will be initially allocated to the money market Subaccount. On the 11th day following the Contract Date, We will transfer part or all of the Accumulated Value in the money market Subaccount to the Subaccounts or the Declared Interest Option in accordance with the premium allocation percentages shown in the application. Subsequent premiums will be allocated in accordance with the premium allocation percentages shown in the application or the most recent written instructions of the Owner.

                         The Owner may change the allocation for future premiums at any time, subject to the following rules:

                         1.  the contract must be in force;
                         2.  there must be an Accumulated Value;

                         3. the change must be in writing on a form acceptable to Us;
                         4.  the form must be signed by the Owner; and
                         5. the change will take effect no later than the Business Day following the date We receive the signed form at Our Variable Product Service Center.

                         A change of allocation of future premiums does not affect current Accumulated Values.

         TERMINATION     This contract ends when any one of the following events
                         occurs:

                         1.  the Owner requests that the contract be cancelled;
                         2.  the Annuitant dies;
                         3.  the contract is surrendered; or
                         4. all of the value is applied to a fixed payment option.

                         We also reserve the right to terminate the contract if the Accumulated Value is $0 on any Contract Anniversary.

          ASSIGNMENT     If this contract is part of a Qualified Plan as defined
        AND TRANSFER     under the Internal Revenue Code, it may not be sold,
                         assigned, transferred, discounted, or pledged as collateral for a loan or as security for the performance of any obligation, or for any other purpose to any person. However, if this contract is owned by a trust or a custodian or an employer as part of a Qualified Plan, the trustee, custodian or employer may assign ownership of this contract to the Annuitant. The transfer, assignment or exercise of any ownership rights under this contract shall be made by written notice and shall be effective only if received by the Company at its Variable Product Service Center. When received, such transfer, assignment or exercise of ownership rights shall take effect as of the date such notice was exercised.

                         In no event shall the Company be prejudiced by any payment made or action taken inconsistent with this transfer, assignment, or exercise before receipt of such notice. The Company assumes no responsibility for the validity of any assignment. The rights of the Owner or any Beneficiary shall be subject to the rights of any Assignee on record at the Variable Product Service Center of the Company.

    OWNER, ANNUITANT     The Owner is the person who owns the contract as shown
     AND BENEFICIARY     on Our records. The Annuitant is the person on whose
                         life Retirement Life Income payments are based. The
                         Annuitant may be the Owner or someone else may be the Owner.

                         Unless the contract is endorsed to provide otherwise, if the Issue Age of the Annuitant is less than the age to contract or age of majority, whichever is less, as prescribed by the laws of the state in which this contract is issued, ownership shall vest in the Annuitant on the Contract Anniversary that is on or follows the Annuitant's 18th birthday. If the Owner and all contingent owners die prior to that anniversary, the Owner's estate shall then become the Owner.

                         A Beneficiary is any person named on Our records to receive death proceeds after the Annuitant dies. There may be different classes of Beneficiaries such as primary and secondary. These classes establish the order of payment. Secondary Beneficiaries will not receive benefits if any Primary Beneficiary is alive. There may be more than one Beneficiary in a class. If no Beneficiary survives the Annuitant, the Owner will be the Beneficiary, and if the Owner is the Annuitant, the Annuitant's estate will be the Beneficiary.

                         The Owner may change ownership or change any Beneficiary while the Annuitant is living. To make a change, a written request, satisfactory to Us, must be received at Our Variable Product Service Center. The change will take effect as of the date the request is signed, even if the Annuitant dies before We receive it. Each change will be subject to any payment We made or other action We took before receiving the request.

       ANNUAL REPORT     At least once each year We will send a report, without
                         charge, to the Owner which shows:

                         1. all premiums paid and charges made since the last report;
                         2. the current Accumulated Value including the value in each Subaccount and the Declared Interest Option; and
                         3.  any partial withdrawals since the last report.

                         An illustrative report will be sent to the Owner upon request. A fee, not to exceed $25, may be charged for this report.

BASIS OF COMPUTATION     The minimum payments under the Settlement Options are
OF CONTRACT PAYMENTS     based on mortality rates from the Annuity 2000
                         Mortality Table. For Fixed Settlement Options, the interest used is at an annual rate of [3%].

                                   SECTION III
                            PROCEEDS PAYABLE AT DEATH

                         Notwithstanding any other provision of this contract, the contract will be interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.

 DEATH BENEFIT PRIOR     We will pay the Death Benefit when we receive due proof
    TO ANNUITIZATION     of the Annuitant's death. The Death Benefit is equal to
                         the greater of:

                         1. the sum of all premium payments less the sum of all partial withdrawals, as of the date Due Proof of Death is received, or
                         2. the Accumulated Value as of the date Due Proof of Death is received;

                         For purposes of this section, a partial withdrawal is equal to "1" times "2" divided by "3" where:

                         1. is the Death Benefit immediately prior to withdrawal;
                         2.  is the amount of the partial withdrawal; and
                         3. is the Accumulated Value immediately prior to withdrawal.

                         Prior to Annuitization, if You have not selected a payment option by the date of death, the Beneficiary may make such election within 60 days of the date We receive due proof of the Annuitant's death. The Beneficiary may elect to receive the Death Benefit as a lump sum payment or apply it to one of the options set forth in the DEATH OF THE ANNUITANT PRIOR TO ANNUITIZATION provision described below.

        DEATH OF THE     When we receive due proof that the Annuitant died
  ANNUITANT PRIOR TO     before Annuitization, we will provide the Death Benefit
       ANNUITIZATION     to the Beneficiary as described below.

                         1. If the Beneficiary is the deceased Annuitant's surviving spouse, the Beneficiary may elect to continue this contract as Owner and Annuitant rather than receiving the Death Benefit. If the contract is continued, all current applicable surrender charges will be waived. If this Beneficiary elects to have the death proceeds paid, the death proceeds must be distributed:

                                a. by the end of 5 years after the date of the deceased Annuitant's death, or

                                b. payments must begin no later than one year after the deceased Annuitant's death and must be made for a period certain or for this Beneficiary's lifetime, so long as any period certain does not exceed this Beneficiary's life expectancy.

                         2. If the Beneficiary is not the deceased Annuitant's surviving spouse, the death proceeds must be distributed as provided in 1a. or 1b. above.

                         3. Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the deceased Annuitant's death.

DEATH OF OWNER PRIOR     If any Owner dies prior to Annuitization and before the
    TO ANNUITIZATION     entire interest in the contract is distributed, the
                         surviving joint Owner, if any, will become the new
                         Owner. If there is not a surviving joint Owner, the contingent Owner will become the new Owner. If no joint
                         Owner or contingent Owner is named, the Owner's estate becomes the new Owner. The remaining portion of any interest in the contract must be distributed to the extent provided below:

                         1. If the new Owner is the deceased Owner's surviving spouse, the new Owner may elect to continue this contract rather than receive the Cash Surrender Value. If the contract is continued, all current applicable surrender charges will be waived. If the new Owner elects to receive the Cash Surrender Value, the Cash Surrender Value must be distributed:

                             a. by the end of 5 years after the date of the
                                deceased Owner's death, or

                             b. payments must begin no later than one year after
                                the deceased Owner's death and must be made for a period certain or for the new Owner's lifetime, so long as any period certain does not exceed the new Owner's life expectancy.

                         2. If the new Owner is not the deceased Owner's surviving spouse, the Cash Surrender Value must be distributed as provided in 1a. or 1b. above.

                         If there is more than one Owner, these distribution requirements are applied at the death of the first Owner.

   DECEASED OWNER IS     If the deceased Owner is also the Annuitant, the DEATH
  ALSO THE ANNUITANT     OF THE ANNUITANT PRIOR TO ANNUITIZATION provision
                         described above will apply.

     OWNER IS NOT AN     If a corporation or other non-individual owns this
          INDIVIDUAL     policy, the Annuitant will be treated as this
                         contract's Owner for the purpose of administering the DEATH OF THE OWNER PRIOR TO ANNUITIZATION provision above.

   DEATH ON OR AFTER     The death proceeds on or after Annuitization depend on
       ANNUITIZATION     the settlement option elected. If death of any Owner or
                         the Annuitant occurs on or after Annuitization, but before the entire interest under the contract is distributed, the remaining portion of such interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of death.

                                   SECTION IV
                                NON-PARTICIPATION

                         This contract is non-participating, its Premiums include no charge or consideration for participation in surplus.

                                    SECTION V
                                VARIABLE ACCOUNT

    VARIABLE ACCOUNT     We own the assets of the Variable Account.  We will
                         value the assets of the Variable Account each Business
                         Day. The assets of such account will be kept separate from the assets of Our General Account and any of Our other Separate Accounts. Income and realized and unrealized gains or losses from assets in the Variable
                         Account will be credited to or charged against such account without regard to Our other income, gains or losses.

                         That portion of the assets of the Variable Account which equals the reserves and other contract liabilities of the contracts which are supported by the Variable Account will not be charged with liabilities arising from any other business We conduct. We have the right to transfer to Our General Account any assets of the Variable Account which are in excess of such reserves and other contract liabilities.

                         The Variable Account is registered with the SEC and thereby subject to SEC rules and regulations. It is also subject to the laws of the State of Illinois that regulate the operations of insurance companies incorporated in Illinois.

                         We also reserve the right to transfer assets of the Variable Account, which We determine to be associated with the class of contracts to which this contract belongs, to another Separate Account. If this type of transfer is made, the term "Variable Account," as used in this contract, shall then mean the Separate Account to which those assets were transferred.

                         When permitted by law, We also reserve the right to:

                         1. deregister the Variable Account under the Investment Company Act of 1940;
                         2. manage the Variable Account under the direction of a committee;
                         3. restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to Variable Account assets; and
                         4. combine the Variable Account with other Separate Accounts.

         SUBACCOUNTS     The Variable Account is divided into Subaccounts.
                         Subject to obtaining any approvals or consents required by applicable law, We reserve the right to eliminate or combine any Subaccounts and the right to transfer the assets of one or more Subaccounts to any other
                         Subaccount.  We also reserve the right to add new
                         Subaccounts and make such Subaccounts available to any class or series of contracts as We deem appropriate.
                         Each new Subaccount would invest in a new Investment
                         Option of the Fund, or in shares of another investment company.

          UNIT VALUE     The Unit Value for a Subaccount on any Business Day is
                         determined by dividing each Subaccount's net asset value by the number of units outstanding at the time of calculation. The Unit Value for each Subaccount was set initially at $10.00 when the Subaccounts first purchased fund shares. The Unit Value for each subsequent Valuation Period is calculated by dividing
                         (1) by (2), where:

                         (1) is:
                             a. the value of the net assets of the Subaccount at
                                the end of the preceding Valuation Period; plus
                             b. the investment income and capital gains,
                                realized or unrealized, credited to the net assets of that Subaccount during the Valuation Period for which the Unit Value is being determined; minus
                             c. the capital losses, realized or unrealized,
                                charged against those net assets during the Valuation Period; minus
                             d. any amount charged against the Subaccount for
                                taxes, or any amount set aside during the Valuation Period by the company as a provision for taxes attributable to the operation or maintenance of that Subaccount; minus
                             e. the mortality and expense risk shown on the
                                Contract Specifications Page; this charge may go up or down but will never exceed 0.0038091% of the net daily assets in that Subaccount for each day in the Valuation Period; the maximum charge corresponds to a charge of 1.40% per year of the average daily net assets of the Subaccount for mortality and expense risks.

                         (2) is the number of units outstanding at the end of
                             the preceding Valuation Period.

                         We will value the net assets in each Subaccount at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

VARIABLE ACCUMULATED     The initial Variable Accumulated Value is the total
               VALUE     amount of premium, if any, allocated to the money
                         market subaccount valued no later than the Business Day following the day We receive a completed application and the minimum initial premium. After such date, the contract's Variable Accumulated Value is equal to the sum of the contract's Accumulated Value in each Subaccount. The value in a Subaccount is equal to (1) multiplied by (2) where:

                         (1) is the current number of Subaccount Units; and
                         (2) is the current Unit Value.

                         The Variable Accumulated Value will vary from Business Day to Business Day reflecting changes in (1) and (2) above.

   DECLARED INTEREST     The Declared Interest Option Accumulated Value as of
  OPTION ACCUMULATED     the 11th day following the Contract Date is the
               VALUE     Accumulated Value allocated to the Declared Interest
                         Option as of that date.  Thereafter, the Declared
                         Interest Option Accumulated Value changes every
                         Valuation Period. The Declared Interest Option
                         Accumulated Value increases when:

                         1. premiums are allocated to the Declared Interest Option; or
                         2. transfers from the other Subaccounts are credited to the Declared Interest Option; or
                         3. any interest is credited to the Declared Interest Option.

                         The Declared Interest Option Accumulated Value decreases when:

                         1. the Owner makes a partial withdrawal from the Declared Interest Option; or
                         2. transfers are made from the Declared Interest Option to other Subaccounts; or
                         3. the Annual Administrative Charge shown on the Contract Specifications Page is deducted (the Annual Administrative Charge will be prorated among the Subaccounts and the Declared Interest Option).

                         For the purposes of the above calculation, interest accrues on the Accumulated Value in the Declared Interest Option on a daily basis. However, We credit interest on the Accumulated Value no less frequently than at the end of each Contract Year. In any Contract Year, We will not credit interest that accrues on amounts deducted for contract charges, surrenders, withdrawals, or transfers from the Declared Interest Option during the Contract Year.

    SUBACCOUNT UNITS     When transactions are made which affect the Variable
                         Accumulated Value, dollar amounts are converted to Subaccount Units. The number of Subaccount Units for a transaction is determined by dividing the dollar amount of the transaction by the current Unit Value. The number of units for a Subaccount increases when:

                         1.  premiums are allocated to that Subaccount; or
                         2. transfers from the Declared Interest Option or other Subaccounts are credited to that Subaccount.

                         The number of units for a Subaccount decreases when:

                         1. the Owner makes a surrender or partial withdrawal from that Subaccount;
                         2. transfers are made from that Subaccount to the Declared Interest Option or other Subaccounts; or
                         3. the Annual Administrative Charge shown on the Contract Specifications Page is deducted (the Annual Administrative Charge will be prorated among the Subaccounts and the Declared Interest Option).

     FUND INVESTMENT     The Funds have one or more Investment Options available
             OPTIONS     under the contract, each of which corresponds to one of
                         the Subaccounts of the Variable Account. The Investment
                         Options are listed on the Contract Specifications Page.
                         Premiums allocated to a Subaccount will automatically be invested in the fund investment option associated with that Subaccount. The Owner will share only in the income, gains or losses of the Investment Option(s) where shares are held.

                         We have the right, subject to compliance with any applicable laws, to:

                         1.  add;
                         2.  delete; or
                         3.  substitute;

                         Investment Options that the Variable Account may invest in.

                         In the event of any substitution or change, We may, by appropriate endorsement, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change.

           TRANSFERS     The Owner may transfer all or part of the Accumulated
                         Value among the Subaccounts of the Variable Account and between the Subaccounts and the Declared Interest
                         Option, subject to the following rules:

                         1. the transfer request must be in writing on a form acceptable to Us;

                         2.  the form must be signed by the Owner;

                         3. the transfer will take effect as of the end of the Valuation Period during which We receive the signed form in good order at Our Variable Product - Service Center;

                         4. the Owner may transfer amounts among the Subaccounts of the Variable Account an unlimited number of times in a Contract Year;

                         5. the Owner may transfer amounts from the Declared Interest Option to the Variable Account no more than four times in a contract year; amounts transferred from the Declared Interest Option are considered transferred on a last-in-first-out basis;

                         6. the first 12 transfers in each Contract Year will be made without a Transfer Charge; thereafter, each time amounts are transferred a Transfer Charge may be imposed. We treat all transfer requests on a Business Day as one transfer request for purposes of determining whether to assess the Transfer Charge. The Transfer Charge, not to exceed $25, is shown on the Contract Specifications Page;

                         7. the Accumulated Value on the date of the transfer will not be affected by the transfer except to the extent of the Transfer Charge that will be deducted on a pro rata basis from the Declared Interest Option and/or the Subaccounts to which the transfer is made;

                         8.  the Owner must transfer at least:

                             a. a total of $100; or

                             b. the total Accumulated Value in a Subaccount or
                                the total Accumulated Value in the Declared
                                Interest Option, if the total amount transferred is less than $100.

                         9. no more than 25% of the Accumulated Value in the Declared Interest Option may be transferred at any one time unless the balance in the Declared Interest Option after the transfer would be less than $1,000; if the balance in the Declared Interest Option would fall below $1,000, the entire Accumulated Value in the Declared Interest Option may be transferred.

   EXCESSIVE TRADING     We reserve the right to limit transfers in any Contract
              LIMITS     Year, or to refuse any transfer request for an Owner
                         if:

                         1. We believe, in Our sole discretion, that excessive trading by the Owner, or a specific transfer request, or group of transfer requests, may have a detrimental effect on:

                                a.  other Owners;
                                b.  the accumulation unit values of any
                                    Subaccount;
                                c.  the share prices of any Investment Option;
                                    or
                                d. Our ability to effectively manage the assets of the Declared Interest Option;

                         2. We are informed by one or more Funds that they intend to restrict the purchase of portfolio shares:

                                a.  because of excessive trading; or
                                b.  because they believe that a specific
                                    transfer, or group of transfers, would have a detrimental effect on the price of portfolio shares.

                         We may apply the restrictions in any manner reasonably designed to prevent transfers that We consider disadvantageous to other Owners.

                                   SECTION VI
                              SURRENDER PROVISIONS

   CASH SURRENDER OF     At any time prior to Annuitization and before the death
   ACCUMULATED VALUE     of the Annuitant, You may elect to surrender the
                         contract for the total Cash Surrender Value described below.

                         All of the values are the same or more than the minimums set by the laws of the state where this contract is delivered.

CASH SURRENDER VALUE     The total Cash Surrender Value is equal to Your
                         Accumulated Value reduced by the Surrender Charge. The
                         Surrender Charge is a percentage of Accumulated Value and depends on the Contract Year in which the surrender is requested. The Surrender Charge is shown in the Table of Surrender Charges on the Contract
                         Specification Page.

                         If the Cash Surrender Value is applied under Fixed Settlement Options 3 or 5 or determined at the time of the Annuitant's death prior to Annuitization, then the Surrender Charge shall be waived. If a Cash Surrender Value is applied under any Variable Settlement Option, We will waive the Surrender Charge. Surrender Charges will also be waived for any amount that is required to satisfy the minimum distribution requirements of
                         Section 401(a)(9) of the Internal Revenue Code.

                         If the Cash Surrender Value is applied under Fixed Settlement Options 2 or 4, We will add the number of years in the term of the settlement option to the actual Contract Year of this contract to determine the Surrender Charge.

                         If the Cash Surrender Value is applied under Fixed Settlement Option 1, the Surrender Charge at the date of settlement shall be waived. If proceeds left under Fixed Settlement Option 1 are subsequently withdrawn, We will apply a Surrender Charge determined by years elapsed from the Contract Date to the date such proceeds are withdrawn.

  PARTIAL WITHDRAWAL     Partial withdrawals of Accumulated Value will be
OF ACCUMULATED VALUE     permitted. In the event of a partial withdrawal, the
                         Accumulated Value will be reduced by the amount of any partial withdrawal and any Surrender Charge applying to such withdrawal. The Owner may tell Us how to allocate a partial withdrawal among the Subaccounts and the Declared Interest Option. If the Owner does not so instruct, We will prorate the partial withdrawal among the Subaccounts and the Declared Interest Option in proportion to the Accumulated Value in each of the Subaccounts and the Accumulated Value in the Declared
                         Interest Option on the date We receive the request.
                         Amounts withdrawn from the Declared Interest Option are considered withdrawn on the last-in-first-out basis.

                         The amount of any partial withdrawal must be at least $500. If the Cash Surrender Value after a partial withdrawal is less than $2,000, We have the right to pay the remaining Cash Surrender Value to the Owner as a full surrender.

                         After the first Contract Year, You may withdraw an amount not greater than 10% of the Accumulated Value as of the end of the previous Contract Year and the Surrender Charge will be waived. Any amount withdrawn in excess of 10% will be reduced by the Surrender Charge, and the Accumulated Value will be further reduced by this result.

                         With each such withdrawal, Your written request is required.

 WAIVER OF SURRENDER     We will waive any Surrender Charge for a surrender or
          CHARGE FOR     partial withdrawal if You have been confined in an
         CONFINEMENT     Extended Care Facility for at least 30 consecutive
                         days, provided the following.

                         CONFINEMENT IN AN EXTENDED CARE FACILITY:

                         1.  began after the effective date of this contract;
                         2. must be medically necessary and prescribed by a Physician; and
                         3. is based on physical conditions that prohibit daily living in a non-institutional environment.

                         If You make a partial withdrawal during confinement, We will continue to waive Surrender Charges thereafter on partial withdrawals or a surrender until 90 days after discharge. We must receive a written request for surrender and Proof of Confinement at Our Variable Product Service Center no later than 90 days after discharge.

                         DEFINITIONS:

                         Proof of Confinement is a written statement from the Physician or Extended Care Facility that includes the dates of confinement.

                         A Physician is a licensed medical doctor (M.D.) or licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the Owner or Annuitant, or a spouse, child, parent, grandparent, grandchild, sibling, or in-law of the Owner or Annuitant.

                         Extended Care Facility means a Skilled Nursing Facility, Intermediate Care Facility, or Custodial Care Facility as defined below.

                         Custodial Care Facility means a facility that: (a) is licensed and operated as such in the state in which it is located, (b) provides nursing service 24 hours a day under the supervision of a licensed Physician, registered graduate professional nurse or licensed practical nurse, and (c) cares for three or more persons for a charge.

                         Intermediate Care Facility means a facility that (a) is licensed and operated as such in the state in which it is located; (b) provides nursing service 24 hours a day under the supervision of a licensed Physician, registered graduate professional nurse or licensed practical nurse; and (c) maintains a daily medical record of each patient.

                         Skilled Nursing Facility means a facility that (a) is licensed and operated as such in the state in which it is located (b) provides nursing service 24 hours a day under the supervision of a licensed Physician, registered graduate professional nurse or licensed practical nurse; and (c) maintains a daily medical record of each patient.

    DELAY OF PAYMENT     Proceeds from full surrenders and partial withdrawals
                         will usually be mailed to the Owner within 7 days after the Owner's signed request is received in Our Variable
                         Product Service Center. We will usually mail any death claim proceeds within 7 days after We receive Due Proof of Death. We have the right to delay such payment whenever:

                         1. the New York Stock Exchange is closed other than on customary weekends and any holiday closing;
                         2. trading on the New York Stock Exchange is restricted as determined by the SEC;
                         3. the SEC, by order, permits postponement for the protection of contract owners; or
                         4. as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities or to determine the value of the net assets of the Variable Account.

                         We have the right to defer payment that is derived from any amount paid to Us by check or draft until We are satisfied the check or draft has been paid by the bank on which it is drawn.

                         We also have the right to delay payment from the Declared Interest Option for up to 6 months from the date We receive the Owner's request for full surrender, partial withdrawal or transfer.

         TAX CHARGES     The Company may deduct state and local government
                         premium tax from the Accumulated Value, if such taxes
                         are applicable in your state.  The Company may also
                         make a charge against the Accumulated Value of this
                         contract for any tax or economic burden on the Company
                         resulting from the application of federal, state or
                         local tax laws that the Company determines to be
                         properly attributable to the Separate Account or the
                         contracts.  The charge will be applied by:

                         1. redeeming the number of Subaccount Units from the Separate Account equal to the pro rata share of the charge applicable to the Subaccounts; or
                         2. deducting from the Declared Interest Option Accumulated Value the pro rata portion of the charge applicable to the Declared Interest Option.

                                   SECTION VII
                               SETTLEMENT OPTIONS

                         These are optional methods of settlement. They provide alternate ways in which payment can be made.

                         To elect any settlement option, We require that a written request, satisfactory to Us, be received at Our Variable Product Service Center. The Owner may elect an option during the Annuitant's lifetime. If the Death Benefit is payable in one sum when the Annuitant dies, the Beneficiary may elect an option with Our consent.

                         The effective date of a settlement option is the date the amount is applied under that option. For a Death Benefit, this is the date that Due Proof of Death is received at Our Variable Product Service Center. For the Cash Surrender Value, it is the effective date of surrender.

                         The first payment is due on the effective date, except the first payment under Fixed Settlement Option 1 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No partial payment will be made for any period shorter than the time between payment dates.

                         All or part of the Cash Surrender Value or Death Benefit may be applied under any payment option. If this contract is assigned, any amount due to the Assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

                         If required by law to ignore the Annuitant's sex, the unisex settlement option factors will apply.

                         If the amount to be applied under any settlement option for any one person is less than $5,000, We may pay that amount in one sum instead. If the payments under any option come to less than $100 each, We have the right to make payments at less frequent intervals.

                         Our payment options are described below. Any other payment option agreed to by Us may be elected. The payment options are described in terms of monthly payments. Annual, semiannual, or quarterly payments may be requested instead. The amount of these payments will be determined in a way which is consistent with monthly payments and will be quoted on request.

                                  SECTION VIII
                            FIXED SETTLEMENT OPTIONS

    FIXED SETTLEMENT     The fixed settlement options are:
      OPTION CHOICES
                         OPTION 1.   Interest Payment Option. We will hold any
                                     amount applied under this option. Interest on the unpaid balance will be paid each month at a rate determined by Us. This rate will not be less than the equivalent of [3%] per year.

                         OPTION 2.   Fixed Time Payment Option. Equal
                                     monthly payments will be made for any
                                     period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected and the monthly payment rates We are using when the first payment is due. The rate of any payment will not be less than shown in the Option 2 Table.

                                            OPTION 2 TABLE


                         Minimum Monthly Payment Rates for each $1,000 Applied

                                         MONTHLY                                MONTHLY
                       YEARS             PAYMENT              YEARS             PAYMENT
                       -----             -------              -----             -------

                         1               $ 84.47               16               $ 6.53
                         2                 42.86               17                 6.23
                         3                 28.99               18                 5.96
                         4                 22.06               19                 5.73
                         5                 17.91               20                 5.51

                         6                 15.14               21                 5.32
                         7                 13.16               22                 5.15
                         8                 11.68               23                 4.99
                         9                 10.53               24                 4.84
                         10                 9.61               25                 4.71

                         11                 8.86               26                 4.59
                         12                 8.24               27                 4.47
                         13                 7.71               28                 4.37
                         14                 7.26               29                 4.27
                         15                 6.87               30                 4.18

                         For quarterly payment multiply by 2.990. For semiannual payment, multiply by 5.957. For annual payment, multiply by 11.829.

                         OPTION 3.   Lifetime Payment Option. Equal monthly
                                     payments are based on the life of a named person. Payments will continue for the lifetime of that person. The three variations are:

                                     (A)  Straight Life. No specific number of
                                          payments is guaranteed. Payments stop
                                          when the named person dies.

                                     (B)  Life Income with Refund. Payments
                                          stop when they cumulatively equal
                                          the amount applied or when the named
                                          person dies, whichever is later.

                                     (C)  Life Income with Period Certain.
                                          (Payments guaranteed for 10, 15 or
                                          20 years.) Payments stop at the end
                                          of the selected guaranteed period or
                                          when the named person dies,
                                          whichever is later.

                                       The Option 3 Table shows the minimum
                                       monthly payment for each $1,000 applied.
                                       The actual payments will be based on the monthly payment rates We are using when the first payment is due. They will not be less than shown in the Table.

                                 OPTION 3 TABLE

              Minimum Monthly Payment Rates for each $1,000 Applied

                                                                        PAYMENTS GUARANTEED FOR
                                                                       --------------------------
                                     PAYMENTS
                                     FOR LIFE           AMOUNT          10         15        20
                       AGE*            ONLY             APPLIED        YEARS      YEARS     YEARS
                       ----          --------           -------        -----      -----     -----
                                                        MALE
                       50            4.08               3.93           4.05       4.01      3.95
                       55            4.46               4.25           4.41       4.34      4.24
                       60            4.98               4.64           4.88       4.75      4.56
                       65            5.69               5.15           5.48       5.22      4.88
                       70            6.67               5.80           6.23       5.73      5.16
                    75 & Over        8.02               6.63           7.08       6.20      5.36

                                     FEMALE

                                     PAYMENTS
                                     FOR LIFE           AMOUNT          10         15        20
                       AGE*            ONLY             APPLIED        YEARS      YEARS     YEARS
                       ----          --------           -------        -----      -----     -----
                       50            3.83               3.74           3.81       3.79      3.76
                       55            4.15               4.02           4.13       4.09      4.03
                       60            4.59               4.38           4.54       4.46      4.35
                       65            5.18               4.84           5.07       4.93      4.71
                       70            6.01               5.45           5.78       5.47      5.05
                    75 & Over        7.22               6.26           6.67       6.03      5.31

                                     UNISEX

                                     PAYMENTS
                                     FOR LIFE           AMOUNT          10         15        20
                       AGE*           ONLY              APPLIED        YEARS      YEARS     YEARS
                       ----          --------           -------        -----      -----     -----
                       50            3.95               3.83           3.93       3.90      3.85
                       55            4.30               4.13           4.27       4.21      4.13
                       60            4.78               4.50           4.70       4.60      4.45
                       65            5.42               4.98           5.27       5.07      4.79
                       70            6.32               5.61           5.99       5.60      5.11
                    75 & Over        7.59               6.43           6.86       6.11      5.33

                         * Age on birthday preceding the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 75 are the same as those for 75.

                         OPTION 4.   Fixed Amount Payment Option. Each
                                     monthly payment will be for an agreed
                                     fixed amount not to be changed at any
                                     time after the initial amount is chosen.
                                     The amount of each payment may not be
                                     less than $10 for each $1,000 applied.
                                     Interest will be credited each month on
                                     the unpaid balance and added to it. This interest will be at a rate determined by Us, but not less than the equivalent of [3%] per year. If interest is greater than [3%], the period for which payments are made increases. Payments continue until the amount We hold runs out. The last payment will be for the balance only.

                         OPTION 5.   Joint Lifetime Payment Option. Equal
                                     monthly payments are based on the lives
                                     of two named persons. While both are
                                     living, one payment will be made each
                                     month. When one dies, the same payment
                                     will continue for the lifetime of the
                                     other.

                                     The Option 5 Table shows the minimum
                                     monthly payment for each $1,000 applied.
                                     The actual payments will be based on the monthly payment rates We are using when the first payment is due. They will not be less than shown in the Table.

                                 OPTION 5 TABLE

              Minimum Monthly Payment Rates for each $1,000 Applied

                                                                      MALE PAYEE AGE*
                          FEMALE            -------------------------------------------------------------------
                          PAYEE
                           AGE*              50             55        60         65           70            75
                         ---------          ----           ----      ----       ----         ----          ----
                            50              3.53           3.61      3.68       3.73         3.76          3.79
                            55              3.65           3.77      3.88       3.97         4.04          4.08
                            60              3.76           3.94       4.1       4.25         4.36          4.45
                            65              3.86           4.08      4.32       4.55         4.74           4.9
                            70              3.93           4.21      4.51       4.84         5.16          5.43
                         75 & Over          3.98            4.3      4.68       5.11         5.57          6.02

                                                                      UNISEX PAYEE AGE*
                          UNISEX         ----------------------------------------------------------------------
                          PAYEE
                           AGE*              50             55        60         65           70            75
                         ---------          ----           ----      ----       ----         ----          ----
                            50              3.53           3.63      3.72       3.79         3.85          3.89
                            55              3.63           3.78      3.92       4.03         4.12          4.19
                            60              3.72           3.92      4.11       4.29         4.44          4.56
                            65              3.79           4.03      4.29       4.55         4.80          5.00
                            70              3.85           4.12      4.44       4.80         5.16          5.50
                         75 & Over          3.89           4.19      4.56       5.00         5.50          6.02

                         *Age on birthday preceding the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 75 are the same as those for 75.

                         Options for any amount payable to an association, corporation, partnership or fiduciary are available with Our consent. However, a corporation or partnership may apply any amount payable to it under Fixed Settlement Options 3 or 5 if the option payments are based on the life or lives of the Annuitant, the Annuitant's spouse, any child of the Annuitant, or any other person agreed to by Us.

                         If provided in the payment option election, the following rights will be available:

                           Under Fixed Settlement Options 1, 2, and 4, all or part of the unpaid balance may be withdrawn or applied under any other settlement option. The amount withdrawn or applied will be adjusted under the terms of the cancelled settlement agreement.

                         When computing the payments under Fixed Settlement Option 2, We include interest from the effective date of the option to the date of each payment. If future payments are withdrawn or paid early, We must deduct the amount of interest included for the period after withdrawal or early payment. The commuted value of future payments is the sum of those payments, less the interest from the date of withdrawal or early payment to the date of each future payment. The interest rate originally used in computing the option payments will be the rate used to determine the commuted value.

                         If the Cash Surrender Value is applied under any option, We may delay payment of any withdrawal for up to six months.

                                   SECTION IX
                           VARIABLE SETTLEMENT OPTIONS

 VARIABLE SETTLEMENT     The variable settlement options are:
      OPTION CHOICES

                         OPTION A.   PAYMENT OF LIFE INCOME. Payments will
                                     continue for the lifetime of the payee,
                                     but for not less than the guaranteed
                                     period. The Owner or payee may choose
                                     one of the guaranteed periods shown in
                                     the Option A - Payment of Life Income
                                     table in this contract.

                  Variable Settlement Option A Initial Factors
                   Monthly Life Income with Guaranteed Period
                    Original Installment Per $1,000 Proceeds

                                         MALE                   FEMALE                   UNISEX
                         ------------------------------------------------------------------------------
                         AGE OF      10          20          10          20           10          20
                         PAYEE      YEARS       YEARS       YEARS       YEARS        YEARS       YEARS
                         ------------------------------------------------------------------------------
                          35        $4.38       $4.35       $4.26       $4.25        $4.32       $4.30
                          40         4.55        4.50        4.39        4.37         4.47        4.43
                          45         4.76        4.67        4.56        4.52         4.66        4.60
                          50         5.02        4.89        4.79        4.71         4.90        4.80
                          55         5.37        5.13        5.08        4.95         5.22        5.04
                          60         5.82        5.40        5.47        5.22         5.64        5.31
                          65         6.40        5.67        5.98        5.53         6.19        5.60
                          70         7.11        5.89        6.66        5.80         6.88        5.84
                          75         7.89        6.02        7.50        5.99         7.69        6.01
                          80         8.65        6.09        8.40        6.08         8.51        6.08
                          85         9.24        6.11        9.14        6.11         9.18        6.11

                         OPTION B.   PAYMENT OF JOINT AND SURVIVOR LIFE
                                     INCOME.  Payments will continue as long
                                     as one or both of two payees are alive.

                          Variable Settlement Option B
                 Joint and 100% to Survivor Monthly Life Income
                Original Monthly Installment Per $1,000 Proceeds


                         MALE                              FEMALE PAYEE AGE
                        PAYEE
                         AGE              55            60           65            70           75
                        ------------------------------------------------------------------------------
                         55              $4.73         $4.88        $5.02         $5.15        $5.25
                         60               4.83          5.03         5.24          5.44         5.62
                         65               4.92          5.18         5.47          5.77         6.05
                         70               4.98          5.29         5.66          6.08         6.52
                         75               5.03          5.38         5.82          6.36         6.98

                        UNISEX                             UNISEX PAYEE AGE
                        PAYEE
                         AGE              55            60           65            70           75
                        ------------------------------------------------------------------------------
                         55              $4.73         $4.86        $4.98         $5.07        $5.15
                         60               4.86          5.04         5.22          5.38         5.50
                         65               4.98          5.22         5.48          5.72         5.94
                         70               5.07          5.38         5.72          6.09         6.44
                         75               5.15          5.50         5.94          6.44         6.98

    ASSUMED INTEREST     The assumed interest rate in the Variable Payment
     RATE AND FACTOR     Option Tables is 5% per year. The daily assumed
                         interest factor derived from an assumed interest rate of 5% is 0.9998663. We may also offer other assumed interest rates and other Variable Settlement Options from time to time, which may be available at the time a payment option is elected.

        ANNUITY UNIT     An annuity unit is an accounting unit of measure used
                         to calculate the amount of payments.

      FIXED INTEREST     A fixed interest option is an option whereby payments
              OPTION     made are based on a guaranteed interest rate equal to
                         the assumed interest rate. The fixed interest option is supported by the General Account.

          ALLOCATION     On the date the proceeds are applied to a Variable
                         Settlement Option, the payee(s) will determine the percentage of proceeds that will be allocated to the Subaccounts and to the Fixed Interest Option. Any allocation must be for at least 10% of the proceeds. A fractional percent may not be chosen.

        EXCHANGES OF     The payee(s) may exchange annuity units of one
       ANNUITY UNITS     Subaccount for those of another on a dollar equivalent
                         basis.

                         The following rules apply to exchanges:

                         1. the exchange request may be by telephone or in writing on a form acceptable to Us;
                         2. the exchange will take effect as of the end of the Valuation Period during which We receive the request at Our Variable Product Service Center; and
                         3. the payee(s) may exchange annuity units among the Subaccounts an unlimited number of times in a Contract Year.

      COMMUTED VALUE     The value payable at full surrender of the Variable
                         Settlement Option will be equal to the commuted value of payments remaining in the guaranteed period, if any.

                         The interest rate used to compute the commuted value of any unpaid payments remaining in the guaranteed period will be the assumed interest rate. Each payment under a Variable Settlement Option will be assumed to be equal to the number of annuity units times the applicable annuity unit value.

  AMOUNT OF VARIABLE     The amount of the first payment under a Variable
            PAYMENTS     Settlement Option is equal to:

                         1. the number of thousands of dollars of proceeds applied to the option; TIMES
                         2. the factor per $1,000 for the option, from the Variable Payment Option Tables.

                         The amount of each later payment is equal to the sum for each Subaccount of the number of annuity units times the applicable annuity unit value as of the end of the Valuation Period on the payment date selected.

  ANNUITY UNIT VALUE     The number of annuity units credited under a Variable
                         Settlement Option for each Subaccount is equal to:

                         1.   the amount of the first payment; TIMES
                         2. the initial Subaccount percentage allocation; DIVIDED BY
                         3. the applicable annuity unit value as of the option's effective date.

                         The number of annuity units remains constant. However, if the payee(s) exchange annuity units among the Subaccounts, the units are exchanged on a dollar equivalent basis.

                         The annuity unit values depend on the assumed interest rate and on the net investment factor. An annuity unit value is determined for each Subaccount for each Valuation Period. The annuity unit value of each Subaccount for its first Valuation Period was set at $1.00. Each annuity unit value for each later Valuation Period is equal to:

                         1. the annuity unit value for the immediately preceding Valuation Period; TIMES
                         2. the net investment factor for that Valuation Period; TIMES
                         3. the daily assumed interest factor for each day in that Valuation Period.

      NET INVESTMENT     The net investment factor for each Subaccount for each
              FACTOR     Valuation Period is determined by dividing "1" by "2"
                         and subtracting "3" from the result, where:

                         1.   is equal to:

                                 a.  the net asset value of the Subaccount as of
                                     the end of the Valuation Period; PLUS
                                 b.  the amount of all investment income and
                                     capital gains, realized or unrealized,
                                     credited to the net assets of the
                                     Subaccount during the Valuation Period;
                                     MINUS
                                 c. the amount of capital losses, realized or unrealized, charged against the net assets during the Valuation Period;

                         2.   is equal to the net asset value of the
                              Subaccount for the immediately preceding Valuation Period;

                         3. is a charge no greater than 0.0038091% of the net assets in the Subaccount for each day in the Valuation Period.

                                                SECTION X
                                               SPENDTHRIFT

                         To the extent permitted by law, no payment of principal or interest to anyone entitled to proceeds under this contract shall be subject in any way to the debts, contracts, or engagements or to any judicial process to levy upon or attach the proceeds for payment. No settlement option payment and no amount held under a settlement option can be commuted, anticipated, encumbered, alienated, or assigned in advance of its payment date unless the Owner's written consent is given before the Annuitant dies. This consent must be received and acknowledged by Our Variable Product Service Center.

FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Retirement Life Income at Annuitization. Premiums payable to Annuitization. Contract is non-participating. The Accumulated Value in the Variable Account is based on the investment experience of that Account, and may increase or decrease daily. It is not guaranteed as to dollar amount. The variable features of this contract are described in Section V.